Exhibit 99

Snap-on Announces Third Quarter 2014 Results

Diluted EPS of $1.76 increases 23.1%;
Operating earnings before financial services of 16.2% of sales improves 140 basis points;
Sales of $806.3 million up 7.0%

KENOSHA, Wis.--(BUSINESS WIRE)--October 16, 2014--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2014.

  Sales of $806.3 million increased $53.1 million, or 7.0%, from 2013 levels; excluding $5.6 million of acquisition-related sales and $0.7 million of favorable foreign currency translation, organic sales increased 6.2%.
  Operating earnings before financial services of $130.6 million improved to 16.2% of sales as compared to $111.3 million, or 14.8% of sales, last year.
  Financial services operating earnings of $37.7 million increased $6.1 million, or 19.3%, from 2013 levels.
  Consolidated operating earnings of $168.3 million improved to 19.6% of revenues (net sales plus financial services revenue) as compared to $142.9 million, or 17.9% of revenues, last year.
  Net earnings of $103.7 million, or $1.76 per diluted share, compared with net earnings of $84.6 million, or $1.43 per diluted share, a year ago.

“We were encouraged by our third quarter results that demonstrate ongoing progress along Snap-on’s runways for both coherent growth and improvement, as solid organic sales gains across all operating segments were accompanied by a 23.1% increase in earnings per share,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “In the third quarter, Snap-on was honored to again receive product awards from both MOTOR Magazine and Professional Tool & Equipment News. We believe this recognition reflects Snap-on’s capabilities in translating our deep understanding of professionals’ work into winning innovations. Finally, our results and progress reflect a tremendous dedication and effort all across Snap-on. In that regard, I thank our franchisees and associates worldwide for their commitment and their contributions.”

Segment Results

Commercial & Industrial Group segment sales of $298.8 million in the quarter increased $23.6 million, or 8.6%, from 2013 levels. Excluding $2.0 million of unfavorable foreign currency translation, organic sales increased $25.6 million, or 9.4%, primarily due to higher volume with customers in critical industries and in the segment’s European-based hand tools business.

Operating earnings of $40.8 million in the period increased $4.8 million from 2013 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.7% improved 60 basis points from 13.1% a year ago.

Snap-on Tools Group segment sales of $355.0 million in the quarter rose $21.2 million, or 6.4%, from 2013 levels, reflecting sales increases in both the company’s U.S. and international franchise operations. Excluding $1.2 million of favorable foreign currency translation, organic sales increased 6.0%.

Operating earnings of $49.5 million in the period increased $7.6 million from 2013 levels, and the operating margin of 13.9% improved 130 basis points from 12.6% a year ago.

Repair Systems & Information Group segment sales of $271.2 million in the quarter increased $18.5 million, or 7.3%, from 2013 levels. Excluding $5.6 million of acquisition-related sales and $1.6 million of favorable foreign currency translation, organic sales increased $11.3 million, or 4.4%, primarily due to higher sales to OEM dealerships and increased sales of diagnostic and repair information products to independent repair shop owners and managers, partially offset by lower sales of undercar equipment, largely reflecting weakness in Eastern Europe.

Operating earnings of $63.3 million in the period increased $5.4 million from 2013 levels, and the operating margin of 23.3% improved 40 basis points from 22.9% a year ago.

Financial Services operating earnings of $37.7 million on revenue of $53.6 million in the quarter compared with operating earnings of $31.6 million on revenue of $45.1 million a year ago.

Corporate expenses of $23.0 million in the quarter compared with expenses of $24.5 million last year.

Outlook

Snap-on expects to make continued progress along its defined runways for coherent growth, including enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2014 will be in a range of $75 million to $80 million, of which $63.3 million has been incurred through the end of the third quarter. Snap-on continues to expect that its full year 2014 effective income tax rate will be comparable to its 2013 rate.

Conference Call and Webcast on October 16, 2014, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 16, 2014, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, including the accompanying slide presentation, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on website.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.1 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2014	2013	2014	2013

Net sales	$806.3	$753.2	$2,420.3	$2,259.0
Cost of goods sold	(412.4)	(388.9)	(1,247.3)	(1,164.6)
Gross profit	393.9	364.3	1,173.0	1,094.4
Operating expenses	(263.3)	(253.0)	(782.6)	(757.5)
Operating earnings before financial services	130.6	111.3	390.4	336.9

Financial services revenue	53.6	45.1	155.5	133.6
Financial services expenses	(15.9)	(13.5)	(48.6)	(40.9)
Operating earnings from financial services	37.7	31.6	106.9	92.7

Operating earnings	168.3	142.9	497.3	429.6
Interest expense	(12.7)	(14.4)	(39.1)	(41.8)
Other income (expense) – net	(0.9)	(0.8)	(0.7)	(3.1)
Earnings before income taxes and equity earnings	154.7	127.7	457.5	384.7
Income tax expense	(48.4)	(40.8)	(144.6)	(122.1)
Earnings before equity earnings	106.3	86.9	312.9	262.6
Equity earnings, net of tax	0.1	0.1	0.5	0.2
Net earnings	106.4	87.0	313.4	262.8
Net earnings attributable to noncontrolling interests	(2.7)	(2.4)	(7.7)	(7.0)
Net earnings attributable to Snap-on Inc.	$103.7	$84.6	$305.7	$255.8

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.78	$1.45	$5.26	$4.40
Diluted	1.76	1.43	5.18	4.33

Weighted-average shares outstanding:
Basic	58.1	58.2	58.1	58.2
Effect of dilutive securities	0.9	0.8	0.9	0.9
Diluted	59.0	59.0	59.0	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2014	2013	2014	2013

Net sales:
Commercial & Industrial Group	$298.8	$275.2	$876.6	$807.8
Snap-on Tools Group	355.0	333.8	1,067.7	1,007.3
Repair Systems & Information Group	271.2	252.7	812.4	745.0
Segment net sales	925.0	861.7	2,756.7	2,560.1
Intersegment eliminations	(118.7)	(108.5)	(336.4)	(301.1)
Total net sales	$806.3	$753.2	$2,420.3	$2,259.0
Financial Services revenue	53.6	45.1	155.5	133.6
Total revenues	$859.9	$798.3	$2,575.8	$2,392.6

Operating earnings:
Commercial & Industrial Group	$40.8	$36.0	$118.1	$100.2
Snap-on Tools Group	49.5	41.9	159.2	143.6
Repair Systems & Information Group	63.3	57.9	186.0	171.1
Financial Services	37.7	31.6	106.9	92.7
Segment operating earnings	191.3	167.4	570.2	507.6
Corporate	(23.0)	(24.5)	(72.9)	(78.0)
Operating earnings	$168.3	$142.9	$497.3	$429.6
Interest expense	(12.7)	(14.4)	(39.1)	(41.8)
Other income (expense) – net	(0.9)	(0.8)	(0.7)	(3.1)
Earnings before income taxes
and equity earnings	$154.7	$127.7	$457.5	$384.7

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Sept. 27,	Dec. 28,
	2014	2013

Assets
Cash and cash equivalents	$124.7	$217.6
Trade and other accounts receivable – net	574.4	531.6
Finance receivables – net	407.3	374.6
Contract receivables – net	76.2	68.4
Inventories – net	484.6	434.4
Deferred income tax assets	96.1	85.4
Prepaid expenses and other assets	96.9	84.2
Total current assets	1,860.2	1,796.2

Property and equipment – net	404.1	392.5
Deferred income tax assets	48.1	57.1
Long-term finance receivables – net	629.1	560.6
Long-term contract receivables – net	237.7	217.1
Goodwill	828.5	838.8
Other intangibles – net	207.1	190.5
Other assets	53.7	57.2
Total assets	$4,268.5	$4,110.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$58.7	$113.1
Accounts payable	167.6	155.6
Accrued benefits	50.7	48.1
Accrued compensation	92.1	95.5
Franchisee deposits	71.1	59.4
Other accrued liabilities	293.7	243.7
Total current liabilities	733.9	715.4

Long-term debt	860.5	858.9
Deferred income tax liabilities	148.2	143.8
Retiree health care benefits	38.4	41.7
Pension liabilities	108.7	135.8
Other long-term liabilities	84.3	84.0
Total liabilities	1,974.0	1,979.6

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	252.1	225.1
Retained earnings	2,552.1	2,324.1
Accumulated other comprehensive loss	(97.9)	(44.8)
Treasury stock at cost	(496.7)	(458.6)
Total shareholders' equity attributable to Snap-on Inc.	2,277.0	2,113.2
Noncontrolling interests	17.5	17.2
Total equity	2,294.5	2,130.4
Total liabilities and equity	$4,268.5	$4,110.0

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	Sept. 27,	Sept. 28,
	2014	2013
Operating activities:
Net earnings	$106.4	$87.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	13.6	12.8
Amortization of other intangibles	6.1	6.6
Provision for losses on finance receivables	6.4	5.5
Provision for losses on non-finance receivables	4.1	1.7
Stock-based compensation expense	8.6	9.4
Excess tax benefits from stock-based compensation	(0.7)	(0.6)
Deferred income tax benefit	(0.3)	(8.1)
Loss on sale of assets	-	0.1
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(25.7)	(17.9)
Increase in contract receivables	(17.8)	(24.1)
Increase in inventories	(29.1)	(16.7)
(Increase) decrease in prepaid and other assets	3.1	(5.7)
Increase (decrease) in accounts payable	(1.8)	2.4
Increase in accruals and other liabilities	15.1	31.9
Net cash provided by operating activities	88.0	84.3

Investing activities:
Additions to finance receivables	(178.6)	(160.9)
Collections of finance receivables	142.8	126.6
Capital expenditures	(22.3)	(19.3)
Acquisition of business	0.3	-
Disposal of property and equipment	0.1	0.2
Other	1.1	1.5
Net cash used by investing activities	(56.6)	(51.9)

Financing activities:
Proceeds from short-term borrowings	4.9	-
Repayments of short-term borrowings	(1.6)	-
Net increase in other short-term borrowings	9.4	3.1
Cash dividends paid	(25.6)	(22.1)
Purchases of treasury stock	(5.0)	(5.4)
Proceeds from stock purchase and option plans	1.8	1.8
Excess tax benefits from stock-based compensation	0.7	0.6
Other	(6.1)	(3.3)
Net cash used by financing activities	(21.5)	(25.3)

Effect of exchange rate changes on cash and cash equivalents	(1.0)	0.7
Increase in cash and cash equivalents	8.9	7.8

Cash and cash equivalents at beginning of period	115.8	174.7
Cash and cash equivalents at end of period	$124.7	$182.5

Supplemental cash flow disclosures:
Cash paid for interest	$(23.3)	$(26.4)
Net cash paid for income taxes	(48.0)	(37.9)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	Sept. 27,	Sept. 28,
	2014	2013
Operating activities:
Net earnings	$313.4	$262.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	40.6	38.3
Amortization of other intangibles	18.4	19.4
Provision for losses on finance receivables	19.8	15.0
Provision for losses on non-finance receivables	10.7	7.9
Stock-based compensation expense	27.3	28.9
Excess tax benefits from stock-based compensation	(10.3)	(6.5)
Deferred income tax (benefit) provision	(3.1)	2.8
Loss on sale of assets	0.2	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(61.7)	(27.8)
Increase in contract receivables	(31.7)	(31.4)
Increase in inventories	(57.5)	(35.5)
Increase in prepaid and other assets	(32.2)	(25.5)
Increase in accounts payable	16.6	16.7
Increase in accruals and other liabilities	50.2	5.0
Net cash provided by operating activities	300.7	270.1

Investing activities:
Additions to finance receivables	(549.2)	(482.4)
Collections of finance receivables	425.1	373.7
Capital expenditures	(63.3)	(50.7)
Acquisitions of businesses	(41.3)	(38.2)
Disposal of property and equipment	0.6	0.7
Other	0.9	(9.0)
Net cash used by investing activities	(227.2)	(205.9)

Financing activities:
Repayment of long-term debt	(100.0)	-
Proceeds from short-term borrowings	4.9	1.6
Repayments of short-term borrowings	(1.6)	(0.5)
Net increase in other short-term borrowings	43.2	12.1
Cash dividends paid	(76.8)	(66.5)
Purchases of treasury stock	(67.5)	(67.5)
Proceeds from stock purchase and option plans	30.8	27.9
Excess tax benefits from stock-based compensation	10.3	6.5
Other	(9.0)	(8.7)
Net cash used by financing activities	(165.7)	(95.1)

Effect of exchange rate changes on cash and cash equivalents	(0.7)	(1.1)
Decrease in cash and cash equivalents	(92.9)	(32.0)

Cash and cash equivalents at beginning of year	217.6	214.5
Cash and cash equivalents at end of period	$124.7	$182.5

Supplemental cash flow disclosures:
Cash paid for interest	$(51.1)	$(53.8)
Net cash paid for income taxes	(135.9)	(117.4)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2014	2013	2014	2013

Net sales	$806.3	$753.2	$-	$-
Cost of goods sold	(412.4)	(388.9)	-	-
Gross profit	393.9	364.3	-	-
Operating expenses	(263.3)	(253.0)	-	-
Operating earnings before financial services	130.6	111.3	-	-

Financial services revenue	-	-	53.6	45.1
Financial services expenses	-	-	(15.9)	(13.5)
Operating earnings from financial services	-	-	37.7	31.6

Operating earnings	130.6	111.3	37.7	31.6
Interest expense	(12.6)	(14.0)	(0.1)	(0.4)
Intersegment interest income (expense) – net	14.1	12.1	(14.1)	(12.1)
Other income (expense) – net	(0.8)	(0.8)	(0.1)	-
Earnings before income taxes and equity earnings	131.3	108.6	23.4	19.1
Income tax expense	(39.7)	(33.7)	(8.7)	(7.1)
Earnings before equity earnings	91.6	74.9	14.7	12.0
Financial services – net earnings
attributable to Snap-on Inc.	14.7	12.0	-	-
Equity earnings, net of tax	0.1	0.1	-	-
Net earnings	106.4	87.0	14.7	12.0
Net earnings attributable to noncontrolling interests	(2.7)	(2.4)	-	-
Net earnings attributable to Snap-on Inc.	$103.7	$84.6	$14.7	$12.0

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2014	2013	2014	2013

Net sales	$2,420.3	$2,259.0	$-	$-
Cost of goods sold	(1,247.3)	(1,164.6)	-	-
Gross profit	1,173.0	1,094.4	-	-
Operating expenses	(782.6)	(757.5)	-	-
Operating earnings before financial services	390.4	336.9	-	-

Financial services revenue	-	-	155.5	133.6
Financial services expenses	-	-	(48.6)	(40.9)
Operating earnings from financial services	-	-	106.9	92.7

Operating earnings	390.4	336.9	106.9	92.7
Interest expense	(38.6)	(40.5)	(0.5)	(1.3)
Intersegment interest income (expense) – net	41.4	35.2	(41.4)	(35.2)
Other income (expense) – net	(0.6)	(3.2)	(0.1)	0.1
Earnings before income taxes and equity earnings	392.6	328.4	64.9	56.3
Income tax expense	(120.7)	(101.4)	(23.9)	(20.7)
Earnings before equity earnings	271.9	227.0	41.0	35.6
Financial services – net earnings
attributable to Snap-on Inc.	41.0	35.6	-	-
Equity earnings, net of tax	0.5	0.2	-	-
Net earnings	313.4	262.8	41.0	35.6
Net earnings attributable to noncontrolling interests	(7.7)	(7.0)	-	-
Net earnings attributable to Snap-on Inc.	$305.7	$255.8	$41.0	$35.6

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Sept. 27,	Dec. 28,	Sept. 27,	Dec. 28,
	2014	2013	2014	2013

Assets
Cash and cash equivalents	$124.6	$214.4	$0.1	$3.2
Intersegment receivables	19.0	15.3	-	-
Trade and other accounts receivable – net	574.0	531.1	0.4	0.5
Finance receivables – net	-	-	407.3	374.6
Contract receivables – net	7.8	7.0	68.4	61.4
Inventories – net	484.6	434.4	-	-
Deferred income tax assets	81.3	71.1	14.8	14.3
Prepaid expenses and other assets	100.7	88.1	0.8	1.3
Total current assets	1,392.0	1,361.4	491.8	455.3

Property and equipment – net	402.9	390.9	1.2	1.6
Investment in Financial Services	209.7	193.7	-	-
Deferred income tax assets	47.4	56.8	0.7	0.3
Intersegment long-term notes receivable	188.2	9.6	-	-
Long-term finance receivables – net	-	-	629.1	560.6
Long-term contract receivables – net	13.1	12.0	224.6	205.1
Goodwill	828.5	838.8	-	-
Other intangibles – net	207.1	190.5	-	-
Other assets	56.9	58.9	1.1	1.1
Total assets	$3,345.8	$3,112.6	$1,348.5	$1,224.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$58.7	$13.1	$-	$100.0
Accounts payable	166.3	150.7	1.3	4.9
Intersegment payables	-	-	19.0	15.3
Accrued benefits	50.7	48.1	-	-
Accrued compensation	89.1	91.9	3.0	3.6
Franchisee deposits	71.1	59.4	-	-
Other accrued liabilities	248.2	229.5	50.1	22.2
Total current liabilities	684.1	592.7	73.4	146.0

Long-term debt and intersegment long-term debt	-	-	1,048.7	868.5
Deferred income tax liabilities	148.0	142.7	0.2	1.1
Retiree health care benefits	38.4	41.7	-	-
Pension liabilities	108.7	135.8	-	-
Other long-term liabilities	72.1	69.3	16.5	14.7
Total liabilities	1,051.3	982.2	1,138.8	1,030.3

Total shareholders' equity attributable to Snap-on Inc.	2,277.0	2,113.2	209.7	193.7
Noncontrolling interests	17.5	17.2	-	-
Total equity	2,294.5	2,130.4	209.7	193.7
Total liabilities and equity	$3,345.8	$3,112.6	$1,348.5	$1,224.0

*Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
Media:
Richard Secor
262/656-5561